YDI Wireless Contact:                                            Phazar Contact:
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David Renauld                                                    Kathy Kindle
(413) 665-8551                                                   (940) 325-3301


FOR IMMEDIATE RELEASE
---------------------
April 2, 2004

                             YDI WIRELESS AND PHAZAR
                         EXTEND TIME TO COMPLETE MERGER

     FALLS CHURCH, VA, April 2, 2004 - YDI Wireless, Inc. (OTCBB:YDIW) and Phazar Corp (Nasdaq:ANTP) today announced that they have extended the time to complete the contemplated merger of the two companies. The two companies amended the merger agreement to extend the time within which the merger may be completed from April 1, 2004 to June 1, 2004. The reason for the extension was to provide additional time to complete the conditions to closing set forth in the merger agreement, which is taking longer than the companies had initially contemplated.

About YDI Wireless
------------------
YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at
           ------------------
413-665-8551 or by email at IR@ydi.com.
                            ----------

About Phazar Corp.
-----------------
Phazar Corp. is a holding company with Antenna Products Corporation, Tumche Corp. (fka Phazar Aerocorp, Inc.), Phazar Antenna Corp., and Thirco, Inc. as its subsidiaries. Through its primary operating subsidiaries Antenna Products Corporation and Phazar Antenna Corp., Phazar designs, manufactures, and markets a wide range of standard and custom antennas and related products such as towers, support structures, masts, and communications accessories for governmental and commercial customers. Additional information about Phazar as well as its product line can be found at the company's websites located at http://www.phazar.com and at http://www.antennaproducts.com or by contacting the
---------------------        ------------------------------
company by telephone at 940-325-3301 or by email at kindle@antennaproducts.com.
                                                    --------------------------

Where You Can Find Additional Information
-----------------------------------------
YDI expects to file with the Securities and Exchange Commission a registration statement on Form S-4 relating to the contemplated acquisition of Phazar, which is expected to include a proxy statement/prospectus of YDI and Phazar. YDI and Phazar urge their stockholders to read both the registration statement and the proxy statement/prospectus carefully when they become available because those documents will contain important information about YDI, Phazar, the acquisition, the persons soliciting the proxies relating to the acquisition, their interests in the transaction, and related matters. Investors and security holders will be able to obtain free copies of these documents through the SEC's website at http://www.sec.gov and from the each of the companies' Investor Relations departments.

YDI Wireless and Phazar Corp
Extend Time to Complete Merger
April 2, 2004
Page 2




YDI and its executive officers and directors and Phazar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Phazar with respect to the transactions contemplated by this press release. Information regarding YDI's officers and directors is included in YDI's Annual Report on Form 10-K, dated February 20, 2004, filed with the SEC on February 20, 2004, which is available free of charge at the SEC's website. Information regarding Phazar's officers and directors is included in Phazar's definitive proxy statement, dated August 11, 2003, for its 2003 annual meeting of stockholders filed with the SEC on March 9, 2004, which is available free of charge at the SEC's website. These two proxy statements are available free of charge from each of the companies' Investor Relations departments.